Exhibit 99.1

Sterling Financial Corporation to Acquire Seattle-area Operations of Boston Private Bank & Trust Company
Transaction expands and enhances Sterling Bank’s presence in the Seattle market

Spokane, Wash. (Dec. 17, 2012) – Sterling Financial Corporation (NASDAQ:STSA) (the “Company”) today announced that its principal operating subsidiary, Sterling Savings Bank (“Sterling”), has entered into a definitive agreement to acquire the Seattle-area operations of Boston Private Bank & Trust Company (“Boston Private”), a wholly owned subsidiary of Boston Private Financial Holdings, Inc. The transaction, which has been approved by the boards of directors of Sterling and Boston Private, will enhance Sterling’s presence in the Puget Sound area, a priority market for Sterling.

“This transaction is in perfect alignment with our strategic focus on building out our commercial banking presence in key West Coast metropolitan areas,” said Greg Seibly, president and CEO of the Company. “Boston Private’s Pacific Northwest operations include both a high-quality, relationship-based loan portfolio and a core deposit base composed almost entirely of transaction accounts. We expect that this acquisition will serve as a growth platform for Sterling, both through deepening and expanding our existing relationships and through adding new client relationships built by the Boston Private offices and staff.”

The Boston Private Puget Sound offices are located in Seattle, Bellevue and Redmond. As of Sept. 30, 2012, these offices had aggregate loans of approximately $270 million and deposits of $190 million. Sterling will pay Boston Private a franchise premium of $11 million in addition to the net acquired asset value as consideration for the transaction. The transaction is expected to be accretive to the Company’s earnings per share within the first year following consummation, with an expected tangible book dilution value earn-back period of less than four years.

The transaction, which is subject to regulatory approval and other customary conditions of closing, is expected to be completed during the first half of 2013. Upon completion of the acquisition, all three of Boston Private’s Seattle-area offices will operate under the Sterling Bank name. The three locations will become part of Sterling Bank’s branch network of locations throughout Washington, Oregon, Idaho and California.

Bingham McCutchen LLP served as the legal advisor to Sterling in connection with this transaction.

About Sterling Financial Corporation

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a state chartered and federally insured commercial bank that operates under the trade names of Sterling Bank and Sonoma Bank (in California). Sterling offers banking products and services, mortgage lending, and investment products to individuals, small businesses, commercial organizations and corporations. As of September 30, 2012, the Company had assets of $9.5 billion and operated depository branches throughout Washington, Oregon, Idaho and California. Visit the Company’s website at www.sterlingfinancialcorporation.com.

Sterling media contact
Cara Coon
(509) 626-5348
cara.coon@bankwithsterling.com

Investor contact
Patrick Rusnak
(509) 227-0961
patrick.rusnak@bankwithsterling.com

Forward-Looking Statements
Certain statements in this press release, including, without limitation, statements as to the impact of the purchase and assumption transaction, statements as to the Company’s or Sterling’s management beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are “forward-looking statements” and are intended to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These risks and uncertainties include, but are not limited to, the ability of Sterling and Boston Private to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the receipt of required regulatory approvals or the satisfaction of other customary closing conditions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as updated periodically in the Company's periodic filings with the Securities and Exchange Commission, which are available online at www.sec.gov. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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